EXHIBIT 99

UNION CARBIDE CORPORATION
NEWS RELEASE



CONTACT:    Sean S. Clancy
            203-794-6976


          UNION CARBIDE REPORTS SOLID 1ST QUARTER EARNINGS


     DANBURY, Conn., May 1 -- Union Carbide Corporation (UCC) today reported first quarter 2000 earnings of $0.71 per diluted common share, compared to $0.68 in the fourth quarter of 1999 and $0.56 for the same period in 1999 before the cumulative effect of a change in accounting principle.

     "Our financial performance in the current quarter reflected lower Basic Chemicals and Polymers (BC&P) earnings, partially offset by actuarial changes in our pension plan and by the absence of losses in Carbide's Other segment that unfavorably impacted the fourth quarter of 1999," said Dr. William H. Joyce, Carbide's Chairman and Chief Executive Officer. "Price increases were achieved in both the BC&P and Specialties & Intermediates (S&I) business segments, but were insufficient to offset the rise in raw material costs.

     "I am particularly pleased by the continued strong performance of our equity companies," Dr. Joyce continued. "Their earnings improvement from a year ago more than offset the decline in consolidated variable margin since the first quarter of 1999 and was the most significant factor contributing to our 27 percent improvement in earnings per share."

     Net income available to common stockholders for the quarter totaled $97 million, compared to $94 million in the fourth quarter of 1999 and $77 million for the same period a year



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2000
P3-01-009
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ago before the cumulative effect of a change in accounting principle.  Sales in the first quarter totaled $1.617 billion, compared to $1.552 billion in the prior quarter and $1.402 billion for the same period in 1999.

     UCC's Specialties & Intermediates (S&I) segment reported operating profit of $82 million, compared to $77 million in the fourth quarter of 1999 and $208 million in the first quarter of 1999. Price increases and improvements in fixed costs and in partnership results compared to fourth quarter were largely offset by increased raw material costs.

     Carbide's BC&P segment reported operating profit of $30 million, compared to $61 million in the fourth quarter of 1999 and an operating loss of $33 million in the first quarter of 1999.

     Carbide's Other segment reported a current quarter gain of $4 million, after reporting a $30 million loss in the fourth quarter 1999 that was primarily the result of environmental expenses of a discontinued business.

     Required changes in actuarial assumptions affecting the pension plan contributed $0.10 per diluted share compared to fourth quarter 1999.

     "If raw material prices continue the trend we've seen in April, we should see further improvement in earnings as price increases in BC&P and S&I continue to take hold and margins improve," stated Dr. Joyce. "On balance, the contribution to earnings from our partnerships and equity companies should be somewhat higher than in the first quarter, largely because of continued improvement in partnership income."



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     Union Carbide is a worldwide chemicals company with advanced process technologies and large-scale chemical production facilities. The corporation's two business segments are:

     - Specialties & Intermediates -- Union Carbide is the leading North American supplier of solvents and intermediates to the paint and coatings industry; the leading licensor of several technologies; and a leading supplier of specialty chemicals, polymers and services used in the personal care products, pharmaceuticals, automotive, wire and cable, oil and gas and industrial lubricants industries.

     - Basic Chemicals & Polymers -- Union Carbide is among the largest manufacturers of polyethylene, the world's most widely used plastic, and the technology leader in this industry; and a large manufacturer of polypropylene, one of the world's fastest-growing, large-volume plastics. UCC is also the world's largest producer of ethylene oxide and its derivative ethylene glycol, used for polyester fiber, resin and film, automotive antifreeze and other products.

        Cautionary Statement for Purposes of the "Safe Harbor" Provisions
                  Of the Private Securities Litigation Act of 1995

    Those statements in the preceding pages that do not reflect historical information are forward looking statements. Forward looking statements include, but are not limited to, statements concerning anticipated future events or performance, raw material costs, anticipated price increases, cost improvements, margins and earnings expectations. Naturally, such forward looking statements are subject to risks and uncertainties. In addition to all specific assumptions cited, important factors that could cause results to differ materially from those discussed in such forward-looking statements include: the supply/demand balance for the corporation's products, customer inventory levels, competitive pricing pressures, feedstock availability and costs, changes in industry production capacities and operating rates, currency exchange rates, interest rates, global economic conditions, disruption in transportation facilities, competitive technology positions, failure by the corporation to achieve technology objectives, achieve cost reduction targets, or complete projects on schedule or within budget, and an inability to obtain new customers or retain existing ones.





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
                        UNION CARBIDE CORPORATION AND SUBSIDIARIES
                        CONDENSED CONSOLIDATED STATEMENT OF INCOME
                                                                 Quarter Ended
                                                        Mar. 31,     Dec. 31,     Mar. 31,
Millions of Dollars, Except Per Share Amounts             2000         1999         1999
NET SALES                                                $1,617       $1,552       $1,402
     Cost of sales, exclusive of depreciation
        and amortization                                  1,314        1,240        1,032
     Research and development                                39           40           37
     Selling, administrative and other expenses (a)          73           58           70
     Depreciation and amortization                          102          106          104
     Partnership income (loss)                                3           (9)           6
     Other income - net                                      24            9           14
INCOME BEFORE INTEREST EXPENSE AND PROVISION
     FOR INCOME TAXES                                       116          108          179
     Interest expense                                        37           35           31
INCOME BEFORE PROVISION FOR INCOME TAXES                     79           73          148
     Provision for income taxes                              20           18           38
INCOME OF CONSOLIDATED COMPANIES AND PARTNERSHIPS            59           55          110
     Minority interest                                        1            1            1
     Income (loss) from corporate investments
        carried at equity                                    39           40          (32)
INCOME BEFORE CUMULATIVE EFFECT OF
     CHANGE IN ACCOUNTING PRINCIPLE                          97           94           77
     Cumulative effect of change in accounting
        principle                                             -            -          (20)
NET INCOME                                               $   97       $   94       $   57

Earnings per common share
     Basic - Income before cumulative effect of
               change in accounting principle	           $ 0.72       $ 0.70       $ 0.57
           - Cumulative effect of change in
               accounting principle                           -            -        (0.14)
           - Net income - common stockholders            $ 0.72       $ 0.70       $ 0.43
     Based on the indicated number of shares        134,406,055  133,953,770  132,848,490

     Diluted - Income before cumulative effect of
                 change in accounting principle          $ 0.71       $ 0.68       $ 0.56
             - Cumulative effect of change in
                 accounting principle                         -            -        (0.14)
             - Net income - common stockholders          $ 0.71       $ 0.68       $ 0.42
     Based on the indicated number of shares        137,563,934  137,557,329  135,710,019


(a)  Selling                                             $   23       $   24       $   23
     Administrative                                          22           21           25
     Other expenses                                          28           13           22
     Total                                               $   73       $   58       $   70
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
                       UNION CARBIDE CORPORATION AND SUBSIDIARIES
                                    SEGMENT DATA


                                                          Quarter Ended
                                              Mar. 31,      Dec. 31,      Mar. 31,
                                               2000           1999         1999

Millions of dollars, Except As Indicated

Specialties and Intermediates

  Segment revenues                             $1,108        $1,055       $1,034
  Depreciation and amortization                    67            70           63
  Partnership income (loss)                         2           (13)           4
  Operating profit                                 82            77          208
  Income (loss) from corporate
    investments carried at equity                   1            (5)           4
  Unit variable margin (cents/pound)             19.0          21.1         26.0
  Fixed cost per pound of products
    sold (cents/pound)                           12.9          14.4         14.1
  Capital expenditures                             69            71           69


Basic Chemicals & Polymers

  Segment revenues                             $  608        $  597       $  421
  Depreciation and amortization                    35            36           41
  Partnership income (loss)                         1             4            2
  Operating profit (loss)                          30            61          (33)
  Income (loss) from corporate
    investments carried at equity                  38            45          (36)
  Unit variable margin (cents/pound)              9.4          11.2          5.6
  Fixed cost per pound of products
    sold (cents/pound)                            6.2           6.7          5.2
  Capital expenditures                            126           134          104


Other

  Operating profit (loss)                      $    4        $  (30)      $    4




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

                                                   Union Carbide Corporation
                                                           Data Sheet


                                                         1Q00         4Q99        1Q99        1Q/4Q       1Q/1Q
Union Carbide Corporation
  Net Sales                               MM $          $1,617       1,552       1,402         4.2%       15.3%
  Customer Volumes                        MM Lb.         4,198       4,217       4,163        (0.5%)       0.8%
  Average Selling Prices                  Cents/Lb.       38.5        36.8        33.7         4.6%       14.2%
  Unit Variable Margin                    Cents/Lb.       14.6        16.3        16.2       (10.4%)      (9.9%)
  Fixed Costs                             MM $             423         472         413       (10.4%)       2.4%


S&I Segment
  Segment Revenues *                      MM $           1,108       1,055       1,034         5.0%        7.2%
  Customer Volumes                        MM Lb.         2,288       2,223       2,176         2.9%        5.1%
  Average Selling Prices                  Cents/Lb.       48.4        47.5        47.5         1.9%        1.9%
  Unit Variable Margin                    Cents/Lb.       19.0        21.1        26.0       (10.0%)     (26.9%)
  Operating Profit                        MM $              82          77         208         6.5%      (60.6%)
  Increase in Raw Material,
    Energy & Related
    Manufacturing Variable Costs          MM $                                                  91         206


BC&P Segment
  Segment Revenues                        MM $             608         597         421         1.8%       44.4%
  Customer Sales Revenues                 MM $             509         497         368         2.4%       38.3%
  Customer Volumes                        MM Lb.         1,910       1,994       1,987        (4.2%)      (3.9%)
  Average Selling Prices                  Cents/Lb.       26.7        24.9        18.5         7.2%       44.3%
  Unit Variable Margin                    Cents/Lb.        9.4        11.2         5.6       (16.1%)      67.9%
  Operating Profit/Loss                   MM $              30          61         (33)      (50.8%)     190.9%
  Increase in Raw Material,
    Energy & Related
    Manufacturing Variable Costs          MM $                                                  54         112
  Change in Average Selling Prices
      BC&P Chemicals                      Cents/Lb. change                                     2.1         8.1
      BC&P Resins                         Cents/Lb. change                                    (1.1)        7.4
  Change in Customer Volumes
      BC&P Chemicals                      % Change                                           (13.1)      (20.0)
      BC&P Resins                         % Change                                             7.8         5.7
      Hydrocarbon By-products             % Change                                            (8.6)       (2.3)

*  Segment Revenues also equals Customer Revenues

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